Exhibit 10.32

Execution Version

Confidential

October 10, 2025

Viskase Companies, Inc.

333 East Butterfield Road

Suite 400

Lombard, Illinois 60148-5679

Attn: Michael Blecic

Fifth Amendment Fee Letter

Viskase Companies, Inc.

Ladies and Gentlemen:

Reference is made that certain Fifth Amendment to Credit Agreement, dated as of October 10, 2025 (the “Fifth Amendment”) which amends that certain Credit Agreement dated as of October 9, 2020 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”), by and among Viskase Companies, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”). Terms used but not defined in this fee letter agreement (the “Fee Letter”) shall have the meanings assigned thereto in the Fifth Amendment or the Credit Agreement, as applicable. In connection with, and in consideration of the agreements contained in, the Fifth Amendment, you agree with Bank of America and BofA Securities Inc. (“BofA Securities”) as follows:

1.Consent Fee. You will pay to the Administrative Agent, for the account of each Lender (including Bank of America) that delivers its executed signature page to the Fifth Amendment on or prior to the Amendment Effective Date, a one-time consent fee in an amount equal to 0.10% of the aggregate principal amount of such Lender’s Existing Amount (as defined below).

“Existing Amount” means with respect to each Lender the sum of such Lender’s (i) “Revolving Commitment” and (ii) outstanding Term Loans, in each case, that are in effect and outstanding immediately prior to the Amendment Effective Date.

2.Amendment Fee. You will pay to BofA Securities, for its own account, a one-time amendment fee in an amount equal $25,000. No Lender shall receive greater fees (excluding any consent fee paid pursuant to paragraph 1 above) for its agreements in respect of the Fifth Amendment than are paid to BofA Securities.
3.Fees Generally. All fees will be payable in U.S. dollars in immediately available funds to the applicable parties for their respective accounts, or as otherwise directed by the applicable party, free and clear of, and without deduction for, any and all present or future applicable taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (with appropriate gross-up for withholding taxes). Once paid, no fee will be refundable under any circumstances and will not be subject to counterclaim, set off or otherwise affected. All of the fees described in this Fee Letter shall be fully earned upon becoming due and payable in accordance with the terms hereof, shall be non-refundable for any reason whatsoever, and shall be in addition to any other fees, costs and expenses payable pursuant to the Amended Credit Agreement or the Loan Documents. Bank of America reserves the right to allocate, in whole or in part, to BofA Securities certain fees payable to Bank of America hereunder in such manner as Bank of America and BofA Securities shall agree in their sole discretion. Your obligation to pay the foregoing fees will not be subject to counterclaim or setoff for, or be otherwise affected by, any claim or dispute you may have.

4.Confidentiality. You hereby acknowledge and agree that this Fee Letter and the contents hereof are confidential, and, except for disclosure hereof on a confidential basis to your accountants, attorneys and other professional advisors, Related Parties, or as otherwise required by Applicable Laws or regulations or by any subpoena or similar legal process, may not be disclosed by you, in whole or in part, to any person or entity without the prior written consent of the Administrative Agent.

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If the foregoing is in accordance with your understanding, please sign and return this Fee Letter to us.

Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ Katherine J. Ochs
Name:	Katherine J. Ochs
Title:	Senior Vice President

BOFA SECURITIES, INC.

By:	/s/ Katherine J. Ochs
Name:	Katherine J. Ochs
Title:	Senior Vice President

Signature Page to Fifth Amendment Fee Letter (Viskase Companies, Inc.)

ACCEPTED AND AGREED TO

AS OF THE DATE FIRST ABOVE WRITTEN:

VISKASE COMPANIES, INC.

By:	/s/ Carolyn Zhang
Name:	Carolyn Zhang
Title:	Vice President and Chief Financial Officer

Signature Page to Fifth Amendment Fee Letter (Viskase Companies, Inc.)